UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2014

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2014, Jeffrey W. Shaw, President and Chief Executive Officer (“CEO”) of Southwest Gas Corporation (the “Company”), informed the Company’s Board of Directors that he will retire as the Company’s CEO effective March 1, 2015.  Mr. Shaw also stepped down as the Company’s President on August 1, 2014.  Mr. Shaw’s career at the Company has spanned 26 years, with over 10 years as CEO.

The Board of Directors has planned for this eventuality for several years and, on August 1, 2014, appointed John P. Hester, 52, as its President effective August 1, 2014.  Mr. Hester will succeed Mr. Shaw, and will assume the position of CEO, upon Mr. Shaw’s retirement.

Mr. Hester, a 25-year employee of the Company, has served as the Company’s Executive Vice President since 2013.  From 2006 to 2013, Mr. Hester served as the Company’s Senior Vice President/Regulatory Affairs and Energy Resources and as Vice President/Regulatory Affairs and Systems Planning from 2003 to 2006.

Mr. Hester’s base salary is $390,000.  In addition, he participates in the compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2014, the relevant portions of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: August 4, 2014
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer